Exhibit 99.1

W. R. Berkley Corporation	NEWS RELEASE
475 Steamboat Road
Greenwich, Connecticut 06830
(203) 629–3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President — External
Financial Communications
(203) 629–3000
W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Net Income of $94 Million, Book Value per Share Up 6%
     Greenwich, CT, October 25, 2010 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for the third quarter of 2010 of $94 million, or 61 cents per share, compared with $98 million, or 59 cents per share, for the third quarter of 2009. Operating income for the third quarter of 2010 was $103 million, or 67 cents per share, compared with $112 million, or 67 cents per share, for the corresponding quarter of 2009. Operating income is a non-GAAP financial measure defined by the Company as net income excluding income and losses from investment funds and net investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2010	2009	2010	2009
Gross premiums written	$1,121,395	$1,096,740	$3,360,984	$3,299,559
Net premiums written	986,706	969,329	2,932,010	2,901,713

Net income	93,619	97,722	322,436	174,763
Net income per diluted share	0.61	0.59	2.05	1.05

Operating income	102,579	111,746	316,054	328,972
Operating income per diluted share	0.67	0.67	2.01	1.97

W. R. Berkley Corporation	Page 2
Third quarter highlights included:
•	Net premiums written increased 2%.

•	GAAP combined ratio was 95.4%.

•	Operating return on equity was 11.4%.

•	Book value per share increased 6% to $26.36.

•	Repurchased 3.3 million shares of common stock at an average cost of $26.41 per share and an aggregate cost of $88 million.
     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We are satisfied with our third quarter results. In spite of substantial weather-related losses, our combined ratio was in line with our expectations. We continue to record the current accident year on a cautious basis. Given the duration of our loss reserves, we believe the long-term threat of inflation requires a cautious approach to establishing casualty reserves.
     “Our latest price monitor shows no overall change in year over year price levels, and, in fact, prices are increasing in some lines of business. We believe the industry is currently running at an operating loss with an accident year combined ratio of approximately 110%. Current behavior needs to change, and it will when declining investment returns and underwriting losses can no longer be ignored.
     “We have been able to maintain our investment returns in spite of the decline in interest rates. Our overall investment income improved from the previous quarter in large part due to the improvement in our merger arbitrage account. Our focus continues to be on maintaining the quality of the portfolio and optimizing our after-tax return. We have kept our portfolio duration between 3.5 and 3.6 years. We have been able to find high quality securities with attractive returns that do not fit in portfolios of other investors who have a greater need for short-term liquidity.
     “Overall, business is more than satisfactory. Our start-up companies continue to gain traction, and we expect to grow modestly in 2010 and more significantly next year. We anticipate an improving return from this point forward, and we remain optimistic about the direction of our business for the foreseeable future,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, October 26, 2010 at 9:00 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2010 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, merger arbitrage and private equity investments; the impact of significant competition; the potential impact of the economic downturn, and any legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Programs Reauthorization Act of 2007; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain qualified employees; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2010 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2010	2009	2010	2009
Revenues:
Net premiums written	$986,706	$969,329	$2,932,010	$2,901,713
Change in unearned premiums	(19,409)	(26,189)	(86,024)	(28,193)

Net premiums earned	967,297	943,140	2,845,986	2,873,520
Net investment income	138,187	141,029	405,221	411,380
Losses from investment funds	(19,044)	(25,657)	(12,786)	(178,552)
Insurance service fees	22,175	22,039	64,050	73,879
Net investment gains (losses):
Net realized gains on investment sales	6,327	9,594	26,355	72,210
Other-than-temporary impairments	(1,123)	(5,316)	(3,705)	(139,448)
Less other-than-temporary impairments recognized in other comprehensive income	—	(195)	—	8,409

Net investment gains (losses)	5,204	4,083	22,650	(58,829)

Revenues from wholly-owned investees	61,983	51,201	166,488	132,046
Other income	310	474	1,118	1,584

Total revenues	1,176,112	1,136,309	3,492,727	3,255,028

Expenses:
Losses and loss expenses	597,907	585,964	1,718,355	1,793,676
Other operating costs and expenses	369,217	353,122	1,108,007	1,075,983
Expenses from wholly-owned investees	60,963	49,849	159,871	126,594
Interest expense	26,725	21,599	78,780	62,036

Total expenses	1,054,812	1,010,534	3,065,013	3,058,289

Income before income taxes	121,300	125,775	427,714	196,739
Income tax expense	(27,631)	(27,987)	(105,040)	(21,803)

Net income before noncontrolling interests	93,669	97,788	322,674	174,936
Noncontrolling interests	(50)	(66)	(238)	(173)

Net income to common stockholders	$93,619	$97,722	$322,436	$174,763

Net income per share:
Basic	$0.64	$0.61	$2.14	$1.09
Diluted	$0.61	$0.59	$2.05	$1.05

Average shares outstanding:
Basic	147,079	160,468	150,556	160,520
Diluted	154,160	166,736	157,054	166,765

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Third Quarter		Nine Months
	2010	2009	2010	2009
Specialty:
Gross premiums written	$383,877	$352,372	$1,131,216	$1,112,155
Net premiums written	330,985	300,512	975,188	961,752
Premiums earned	326,239	326,645	955,705	1,030,625
Pre-tax income	61,989	56,211	212,836	149,875
Loss ratio	61.6%	63.8%	59.0%	62.2%
Expense ratio	32.0%	31.5%	32.7%	30.6%
GAAP combined ratio	93.6%	95.3%	91.7%	92.8%

Regional:(2)
Gross premiums written	$300,010	$311,430	$889,362	$951,676
Net premiums written	272,116	277,097	802,691	836,862
Premiums earned	268,089	276,369	798,387	843,888
Pre-tax income	22,946	30,287	90,415	60,329
Loss ratio	62.6%	62.6%	60.7%	63.4%
Expense ratio	35.6%	33.1%	35.5%	33.5%
GAAP combined ratio	98.2%	95.7%	96.2%	96.9%

Alternative Markets:
Gross premiums written	$184,568	$191,493	$572,518	$554,327
Net premiums written	152,068	169,214	479,565	494,415
Premiums earned	148,830	149,606	458,842	452,908
Pre-tax income	42,007	42,713	138,563	110,108
Loss ratio	68.0%	63.9%	65.9%	64.1%
Expense ratio	26.0%	26.6%	25.8%	25.4%
GAAP combined ratio	94.0%	90.5%	91.7%	89.5%

Reinsurance:(2)
Gross premiums written	$102,785	$131,779	$323,800	$355,852
Net premiums written	98,428	122,963	304,832	330,851
Premiums earned	103,126	107,045	308,316	306,925
Pre-tax income	26,508	26,261	91,085	50,488
Loss ratio	53.7%	57.1%	53.3%	59.1%
Expense ratio	39.5%	39.7%	41.4%	39.3%
GAAP combined ratio	93.2%	96.8%	94.7%	98.4%

International:(2)
Gross premiums written	$150,155	$109,666	$444,088	$325,549
Net premiums written	133,109	99,543	369,734	277,833
Premiums earned	121,013	83,475	324,736	239,174
Pre-tax income	12,712	9,496	19,671	16,384
Loss ratio	60.1%	57.4%	62.8%	61.1%
Expense ratio	38.3%	41.0%	40.9%	39.1%
GAAP combined ratio	98.4%	98.4%	103.7%	100.2%

W. R. Berkley Corporation	Page 6
Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1))

	Third Quarter		Nine Months
	2010	2009	2010	2009
Corporate and Eliminations:
Net investment gains (losses)	$5,204	$4,083	$22,650	$(58,829)
Interest expense	(26,725)	(21,599)	(78,780)	(62,036)
Other revenues and expenses (3)	(23,341)	(21,677)	(68,726)	(69,580)
Pre-tax loss	(44,862)	(39,193)	(124,856)	(190,445)

Consolidated:
Gross premiums written	$1,121,395	$1,096,740	$3,360,984	$3,299,559
Net premiums written	986,706	969,329	2,932,010	2,901,713
Premiums earned	967,297	943,140	2,845,986	2,873,520
Pre-tax income	121,300	125,775	427,714	196,739
Loss ratio	61.8%	62.1%	60.4%	62.4%
Expense ratio	33.6%	32.9%	34.3%	32.3%
GAAP combined ratio	95.4%	95.0%	94.7%	94.7%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the third quarter of 2010 and 2009, catastrophe and weather-related losses were $22 million and $23 million, respectively. For the first nine months of 2010 and 2009, catastrophe and weather-related losses were $75 million and $59 million, respectively.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30,	December 31,
	2010	2009
Net invested assets (1)	$14,181,280	$13,726,213
Total assets	17,812,851	17,328,596
Reserves for losses and loss expenses	9,135,156	9,071,671
Senior notes and other debt	1,494,207	1,345,481
Junior subordinated debentures	242,733	249,793
Common stockholders’ equity (2) (3)	3,827,392	3,596,067
Common stock outstanding (3)	145,203	156,552
Common stockholders’ equity per share (3)	26.36	22.97

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	After-tax unrealized investment gains were $451 million and $219 million as of September 30, 2010 and December 31, 2009, respectively. Unrealized currency translation losses were $40 million as of September 30, 2010 and December 31, 2009.

(3)	During the first nine months of 2010, the Company repurchased 12.2 million shares of its common stock at an average cost of $26.09 per share and an aggregate cost of $319 million.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2010	2009	2010	2009
Reconciliation of operating income to net income:
Operating income (1)	$102,579	$111,746	$316,054	$328,972
Investment gains (losses), net of tax	3,364	2,653	14,656	(38,150)
Income (losses) from investment funds, net of tax	(12,324)	(16,677)	(8,274)	(116,059)

Net income	$93,619	$97,722	$322,436	$174,763

Return on equity:
Net income (2)	10.4%	12.8%	12.0%	7.6%
Operating income (1) (2)	11.4%	14.7%	11.7%	14.4%

Cash flow:
Cash flow from operations before cash transfers to/from trading account (3)	$204,047	$267,870	$390,717	$548,638
Cash transfers to/from trading account	—	(93,341)	—	(383,341)

Cash flow from operations	$204,047	$174,529	$390,717	$165,297

Other operating costs and expenses:
Underwriting expenses	$325,340	$310,618	$975,542	$927,544
Service expenses	17,487	19,770	54,442	62,330
Net foreign currency losses (gains)	(1,916)	(4,631)	(5,627)	1,328
Other costs and expenses	28,306	27,365	83,650	84,781

Total	$369,217	$353,122	$1,108,007	$1,075,983

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding income and losses from investment funds and net investment gains and losses. Management believes that excluding income and losses from investment funds and net investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(3)	Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company’s cash flow.

W. R. Berkley Corporation	Page 9
Investment Portfolio
September 30, 2010
(Amounts in thousands)

		Carrying	Percent
	Cost	Value	of Total
Fixed maturity securities:
United States government and government agencies	$1,365,193	$1,446,917	10.2%
State and municipal	5,516,125	5,830,960	41.1%

Mortgage-backed securities
Agency	1,023,612	1,081,663	7.6%
Residential — Prime	270,893	267,492	1.9%
Residential — Alt A	81,150	80,098	0.6%
Commercial	43,341	36,664	0.2%

Total mortgage-backed securities	1,418,996	1,465,917	10.3%

Corporate
Industrial	883,951	974,331	6.9%
Financial	606,501	631,629	4.5%
Utilities	177,124	193,121	1.4%
Asset-backed	240,211	231,704	1.6%
Other	135,242	137,148	1.0%

Total corporate	2,043,029	2,167,933	15.4%

Foreign government and foreign government agencies	449,659	475,030	3.3%

Total fixed maturity securities	10,793,002	11,386,757	80.3%

Equity securities available for sale:
Preferred stocks
Financial	110,163	103,902	0.8%
Real estate	73,287	76,323	0.5%
Utilities	52,888	53,931	0.4%
Common stock	125,513	227,635	1.6%

Total equity securities available for sale	361,851	461,791	3.3%

Arbitrage trading account	472,209	472,209	3.3%
Investment in arbitrage funds	60,127	60,127	0.4%
Investment funds	408,158	409,004	2.9%
Loans receivable	357,805	357,805	2.5%
Cash and cash equivalents (1)	1,033,587	1,033,587	7.3%

Net invested assets	$13,486,739	$14,181,280	100.0%

(1)	Includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.